Exhibit 5


April 29, 1998


Penn National Gaming, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, PA  19610


Re: Penn National Gaming, Inc. and Certain Subsidiary Guarantors Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Penn National Gaming, Inc., a Pennsylvania corporation (the "Company") and certain of its subsidiaries (the "Subsidiary Guarantors"), in connection with the filing by the Company and the Subsidiary Guarantors of a Registration Statement on Form S-4 (No. 333-45337) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act the proposed issuance of up to $80,000,000 aggregate principal amount of the Company's 10 5/8% Series B Senior Notes due 2004 (the "Exchange Notes") and related guarantees (the "Guarantees" and, together with the Exchange Notes, the "Securities"), in exchange for the Company's outstanding 10 5/8% Series A Senior Notes due 2004 (the "Old Notes"). The Securities are issuable, and the Old Notes and related guarantees were issued, under an Indenture dated as of December 17, 1997 (the "Indenture") among the Company, the Subsidiary Guarantors as of such date, and State Street Bank and Trust Company, as Trustee (the "Trustee").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the Articles or Certificate of Incorporation and Bylaws of the Company and each Subsidiary Guarantor, each as amended to date, (d) certain records of the corporate proceedings of the Company and the Subsidiary Guarantors as reflected in their respective minute books, and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all


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Penn National Gaming, Inc.
April 29, 1998
Page 2



documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the laws of the State of New York. We express no opinion herein concerning any gaming, race, wagering or lottery law, regulation, interpretation or matter of any jurisdiction (including the jurisdiction specified in the preceding sentence). To the extent relevant to the opinion set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a legal, valid and binding obligation of the Trustee; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that when the Exchange Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Guarantees thereon are endorsed and the Exchange Notes are duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Old Notes, the Securities will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.



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Penn National Gaming, Inc.
April 29, 1998
Page 3


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP